UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2018

Commission File Number: 001-37544

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2018, we filed with the Secretary of State of the State of Washington an amendment to our Amended and Restated Articles of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of our common stock from 67,000,000 shares to 217,000,000 shares. As described below, the Charter Amendment was approved by our shareholders at our 2018 Annual Meeting of Shareholders (the “Annual Meeting”) held on December 17, 2018.

A copy of the Charter Amendment is filed with this report as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 5, 2018, the record date for the Annual Meeting, 32,293,308 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by our shareholders at the Annual Meeting is set forth below.

A total of 24,135,182 shares of common stock were present at the meeting in person or by proxy, which represents approximately 74.7% of the shares of common stock outstanding on the record date for the Annual Meeting.

Proposal 1. Election of Directors.

Our shareholders elected Jeremy Curnock Cook and Paul C. Grint, M.D. as Class III Directors to serve until our 2021 Annual Meeting of Shareholders, in each case until their respective successors are duly elected and qualified. The final tabulation of voting results in the election was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeremy Curnock Cook	3,876,664	473,237	19,785,281
Paul C. Grint, M.D.	3,792,423	557,478	19,785,281

Proposal 2. Approval of an amendment to AmpliPhi Biosciences Corporation’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 67,000,000 shares to 217,000,000 shares (the “Authorized Shares Increase Proposal”).

Our shareholders approved Proposal 2. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,869,007	7,030,971	235,204	—

Proposal 3. Authorization of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the Authorized Shares Increase Proposal.

Our shareholders approved Proposal 3. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,127,944	5,604,424	402,814	—

No adjournment of the Annual Meeting was necessary.

Proposal 4. Ratification of the Selection of Independent Registered Public Accounting Firm.

Our shareholders ratified the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,478,565	414,547	242,070	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of AmpliPhi Biosciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2018	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer